Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199022) of Weibo Corporation of our report dated April 28, 2015, relating to the combined and consolidated financial statements of Weibo Corporation, which appears in this annual report on Form 20-F of Weibo Corporation for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

April 28, 2015